EXHIBIT 21.1

RIBBON COMMUNICATIONS INC.
SUBSIDIARIES OF THE REGISTRANT

Name	Jurisdiction of Incorporation
Network Equipment Technologies, Inc.	Delaware
Ribbon Communications Operating Company, Inc.	Delaware
Ribbon Communications Federal Inc.	Delaware
Sonus Networks, Inc.	Delaware
GENBAND Inc.	Massachusetts
ECI de Argentina S.A.	Argentina
Ribbon Communications Australia Pty Ltd	Australia
Ribbon Communications do Brasil Ltda.	Brazil
Ribbon Communications Canada ULC	Canada
Ribbon Networks Communications Chile Limitada	Chile
Ribbon Communications Shanghai Co., Ltd.	China
Ribbon Communications Shanghai Co., LTD Hangzhou Branch	China
Ribbon Communications Sur America Ltda.	Colombia
Ribbon Communications Costa Rica S.A. f/k/a ECI Telecom Costa Rica S.A.	Costa Rica
Ribbon Communications Czech Republic s.r.o.	Czech Republic
Ribbon Communications France EURL	France
Ribbon Communications Germany GmbH	Germany
Ribbon Communications Hong Kong Limited	Hong Kong
GENBAND Telecommunications Private Limited	India
Ribbon Communication Pvt. Ltd.	India
ECI Telecom India Private Limited	India
Ribbon Communications International Ltd.	Ireland
Ribbon Communications Israel Ltd.	Israel
ECI Telecom Group Ltd.	Israel
ECI Telecom Ltd.	Israel
Negev Telecom Ltd.	Israel
Ribbon Communications Italy S.R.L.	Italy
Ribbon Communications Kabushiki Kaisha	Japan
Ribbon Communications Malaysia Sdn. Bhd.	Malaysia
Ribbon Communications Mexico S. de R.L. de C.V.	Mexico
GENBAND Canada B.V.	Netherlands
Ribbon Networks B.V.	Netherlands
GENBAND NS B.V.	Netherlands
Ribbon Communications B.V.	Netherlands
ECI Telecom (PH), Inc.	Philippines
Ribbon Communications Polska sp.z.o.o.	Poland
Ribbon Communications Rus Limited Liability Company	Russia
ECI Telecom 2005 LLC	Russia

Ribbon Networks Saudi Arabia for Information Technology	Saudi Arabia
Ribbon Communications Singapore Pte. Ltd.	Singapore
Ribbon Communications Spain, S.L.	Spain
Ribbon Communications Switzerland GmbH	Switzerland
Ribbon Networks Co., Ltd.	Taiwan
Ribbon Communications Operating Company, Inc.	Thailand
ECI Telecom Ukraine LLC	Ukraine
Ribbon Networks B.V. Dubai Branch	United Arab Emirates
Ribbon Communications UK Limited	United Kingdom
The Representative Office of Ribbon Networks B.V. in Hanoi City	Vietnam